Exhibit 1.1

COTTONWOOD MULTIFAMILY REIT II, INC.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

[                         ], 20[      ]

Orchard Securities, LLC

401 South 850 East, Suite C1

Lehi, Utah 84043

Re: Managing Broker-Dealer Agreement

Ladies and Gentlemen:

This letter confirms and comprises the agreement (this “Agreement”) between Cottonwood Multifamily REIT II, Inc., a Maryland corporation (the “Company”), Cottonwood Capital Property Management II, LLC, a Delaware limited liability company (“Cottonwood Management”) and Orchard Securities, LLC (the “Managing Broker-Dealer”), regarding the offering and sale (the “Offering”) by the Company of up to $50,000,000 in Common Stock (the “Shares”) pursuant to the Cottonwood Multifamily REIT II, Inc. Offering Statement dated [                    ], 20[    ] (the “Offering Statement”).

1. Appointment of the Managing Broker-Dealer.

1.1 On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Managing Broker-Dealer is hereby appointed and agrees to sell the Shares on an “all-or-nothing minimum, best-efforts maximum” basis through an offering qualified by the Securities and Exchange Commission (the “SEC”) and exempt from registration pursuant to (i) Regulation A (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) applicable state blue sky exemptions. The Managing Broker-Dealer is authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Company (the “Selling Group Members”) to sell the Shares.

1.2 It is understood that no sale of the Shares shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to accept or reject any subscription for the Shares (the “Subscription Agreement”) in whole or in part. For any Subscription Agreement received prior to the date the Offering Statement is qualified by the SEC (the “Qualification Date”), the Company shall have a period of 30 days from the Qualification Date to accept or reject the Subscription Agreement. For any Subscription Agreements received after the Qualification Date, the Company shall have a period of 30 days after receipt of the Subscription Agreement to accept or reject the Subscription Agreement. Any proposed subscription for the Shares not accepted within such 30 day period shall be deemed rejected. The Shares will be offered during a period commencing on the date of the Offering Statement and continuing until the earliest of: (i) the sale of $50,000,000 of Shares, (ii) the day before the one year anniversary of the Qualification Date or (iii) a determination by the board of directors to terminate the Offering (the “Offering Termination Date”). If subscriptions for at least $2,000,000 in Shares (the “Minimum Offering Amount”) have not been received and accepted by the Company by [                    ], 20[      ], none of the Shares will be sold and all funds tendered for the purchase of the Shares will be refunded in full to cash subscribers without deductions or charges.

1.3 Subject to the performance by the Company of all the obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Managing Broker-Dealer hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering period to find qualified subscribers (the “Subscribers”) for the Shares.

1.4 The Managing Broker-Dealer further understands and agrees that the compensation to the Managing Broker-Dealer for the sale of the Shares described herein is conditioned upon the sale of the Minimum Offering Amount by the Company by [                    ], 20[    ] and that the failure to sell the Minimum Offering Amount by the above dates shall relieve the Company and any other party of any obligation to pay the Managing Broker-Dealer for any services rendered by the Managing Broker-Dealer in connection with the sale of the Shares under this Agreement or otherwise.

1.5 The Shares will be offered at a price of $10.00 per Share. Cottonwood Management will pay all amounts due to the Managing Broker-Dealer pursuant to Sections 6 and 7 of this Agreement and will be obligated to pay all organization and offering expenses of the Company. As a result, no Subscriber will be permitted to acquire Shares at a price that is less than $10.00 per Share.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Managing Broker-Dealer that:

2.1 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has all requisite power and authority to enter into this Agreement and has all requisite power and authority to conduct its business as described in the Offering Statement.

2.2 No defaults exist in the due performance or observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company is a party or by which it is bound.

2.3 Subject to Section 3.3, the Offering Statement does not include nor will it include, through the Offering Termination Date, any untrue statement of a material fact nor does it or will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, FINRA or applicable state securities laws.

2.5 At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Offering Statement.

2.6 The Company hereby represents and warrants to the Managing Broker-Dealer and each of the Selling Group Members as of the date of this Agreement (the “Effective Date”) that neither the Company nor any of its executive officers, directors, general partners, managing members, or officers involved in the Offering or persons who own 20% or more of the Company:

2.6.1 Has been convicted, within 10 years of the Effective Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the Securities and Exchange Commission (the “SEC”); or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.6.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Effective Date, that restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.6.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of the Effective Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency or officer;

(ii) Engaging in the business of securities, insurance or banking; or

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the Effective Date.

2.6.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of the Effective Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.6.5 Is subject to any order of the SEC entered within 5 years before the Effective Date that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.6.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.6.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the SEC that, within 5 years before the Effective Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, on the Effective Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.6.8 Is subject to a United States Postal Service false representation order entered within 5 years before the Effective Date, or is, at the Effective Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Company will immediately notify the Managing Broker-Dealer in writing of the fact which makes the representation or warranty untrue.

3. Covenants of the Company. The Company agrees that:

3.1 The Company will deliver to the Managing Broker-Dealer such numbers of copies of the Offering Statement, with all appendices thereto, as the Managing Broker-Dealer may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Company also will deliver to the Managing Broker-Dealer such number of copies of any printed sales literature or other materials as the Managing Broker-Dealer may reasonably request in connection with the Offering. In the event that the Company provides any copies of the Offering Statement to any party, the Company shall promptly provide to the Managing Broker-Dealer the number identifying the copy of the Offering Statement provided to such party.

3.2 The Company will comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Shares, in accordance with the provisions of this Agreement and in the Offering Statement, and will amend or supplement the Offering Statement (including filing such amendment or supplement with the SEC) in order to make the Offering Statement comply with the requirements of federal and applicable state securities laws and regulations.

3.3 If at any time any event occurs as a result of which the Offering Statement would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Managing Broker-Dealer thereof, effect the preparation of an amended or supplemental Offering Statement which will correct such statement or omission, and deliver to the Managing Broker-Dealer as many copies of such amended or supplemental Offering Statement as the Managing Broker-Dealer may reasonably request.

3.4 The Company will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Statement.

3.5 Subject to the Managing Broker-Dealer’s actions and the actions of others in connection with the Offering, the Company will comply with all requirements imposed upon it by Regulation A and the rules thereunder, and applicable state securities laws, including timely filing an Offering Statement with the state securities regulators when required. Upon request, the Company will furnish to the Managing Broker-Dealer a copy of such papers filed by the Company in connection with any SEC qualification and/or state law blue sky filing.

3.6 The Company will furnish the holders of the Shares (“Shareholders”) with the reports described in the Offering Statement under “Reports,” and will deliver to the Managing Broker-Dealer a copy of each such report at the time that such reports are furnished to the Shareholders, and such other information concerning the Company, as may reasonably be requested.

3.7 The Company will: (i) file every amendment and supplement to the Offering Statement that may be required by the SEC and (ii) if at any time the SEC shall issue any stop order suspending the qualification of the Offering Statement, it will promptly notify the Managing Broker-Dealer.

3.8 The Company will disclose a per share estimated value of the Shares and related information in accordance with the applicable requirements of FINRA Rule 2310(b)(5). The Company will provide a copy of the forgoing information to the Managing Broker-Dealer simultaneously with the distribution of such information to the Shareholders.

4. Duties and Obligations of the Managing Broker-Dealer.

4.1 The Managing Broker-Dealer will serve in an “all-or-nothing minimum, best-efforts maximum” capacity in the offering, sale and distribution of the Shares. The Managing Broker-Dealer may offer the Shares as an agent, but all sales shall be made by the Company, acting through the Managing Broker-Dealer as an agent, and not by the Managing Broker-Dealer as a principal. The Managing Broker-Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker-Dealer or the Company, except to appoint Selling Group Members acceptable to the Company in its sole discretion. It is acknowledged that the Company may enter into selling agreements with non-commissioned registered investment advisors and, to the extent reasonably practicable, the Managing Broker-Dealer shall assist the Company and the registered investment advisors in completing any sales through the registered investment advisor.

4.2 The Managing Broker-Dealer shall not execute any transaction in which a Subscriber invests in the Shares in a discretionary account without prior written approval of the transaction by the Subscriber.

4.3 The Managing Broker-Dealer will comply in all respects with the subscription procedures and plan of distribution set forth in the Offering Statement.

4.4 In the event the Managing Broker-Dealer receives any customer funds for the Shares, the Managing Broker-Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Shares to UMB Bank, N.A., or such other escrow bank as determined by the Company (the “Escrow Bank”), pursuant to that certain Escrow Agreement among the Company, the Managing Broker-Dealer and the Escrow Bank; provided, however, upon receipt of the Minimum Offering Amount, the Company and the Managing Broker-Dealer may redirect the Subscribers to transmit such funds for the Shares directly to the Company.

4.5 The Managing Broker-Dealer shall complete all steps necessary to permit the Managing Broker-Dealer to perform its obligations under this Agreement pursuant to exemptions available under applicable federal law and applicable state laws. The Managing Broker-Dealer shall conduct all of its solicitation and sales efforts in conformity with Regulation A, and exemptions available under applicable state law.

4.6 The Managing Broker-Dealer shall notify the Company of Subscription Agreements it receives within one business day of receipt so that the Company may make any required federal or state law filings.

4.7 The Managing Broker-Dealer will furnish to the Company upon request a complete list of all persons who have been offered the Shares (including the corresponding number of the Offering Statement delivered to such persons) and such persons’ places of residence.

4.8 The Managing Broker-Dealer will immediately bring to the attention of the Company any circumstance or fact which causes the Managing Broker-Dealer to believe the Offering Statement, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Subscribers in their subscription materials, may be inaccurate or misleading.

4.9 The Managing Broker-Dealer will terminate the Offering upon request of the Company at any time.

4.10 The Managing Broker-Dealer shall enter into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A with each Selling Group Member, and shall not modify, amend or supplement the terms of the Soliciting Dealer Agreement without the prior written consent of the Company and the Managing Broker-Dealer

4.11 After the Offering Statement has been filed with the SEC but prior to the Qualification Date, the Managing Broker-Dealer is required to provide, or require the Selling Group Member to provide, each prospective Investor with a copy of the Preliminary Offering Circular and any exhibits and appendices thereto (which are contained in the Offering Statement). After the Qualification Date, the Managing Broker-Dealer is required to provide, or require the Selling Group Member to provide, each prospective Investor with a copy of the final Offering Circular and any exhibits and appendices thereto. If a prospective Investor receives the Preliminary Offering Circular, then you will be required to deliver to the Investor the final Offering Circular at least 48 hours before such Investor will be permitted to acquire Shares. If an Investor purchases Shares within 90 calendar days of the Qualification Date, you will deliver to the Investor, no later than two business days following the completion of such sale, a copy of the final Offering Circular and all exhibits and appendices thereto either by (i) electronic delivery of the final Offering Circular or the uniform resource locator (the “URL”) to where the final Offering Circular may be accessed on the SEC’s Electronic Data Gathering, Analysis and Retrieval

System (“EDGAR”), or (ii) mailing the final Offering Circular and all exhibits and appendices thereto to the Investor at the address indicated in the Subscription Agreement.

5. Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer represents and warrants to the Company that:

5.1 The Managing Broker-Dealer is a duly organized Utah limited liability company.

5.2 This Agreement, when executed by the Managing Broker-Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker-Dealer, enforceable in accordance with its terms.

5.3 The consummation of the transactions contemplated herein and those contemplated by the Offering Statement will not result in a breach or violation of any order, rule or regulation directed to the Managing Broker-Dealer by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Managing Broker-Dealer or its affiliates.

5.4 The Managing Broker-Dealer is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Managing Broker-Dealer. The Managing Broker-Dealer will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA. The Managing Broker-Dealer has all required licenses and permits.

5.5 The Managing Broker-Dealer has reasonable grounds to believe, based on information made available to it by the Company, that all material facts are adequately and accurately disclosed in the Offering Statement and provide an adequate basis for evaluating an investment in the Shares.

5.6 This Agreement, or any supplement or amendment hereto, may be filed by the Company with the SEC, if such should be required, and may be filed with, and may be subject to the approval of, any applicable federal and applicable state securities regulatory agencies, if required.

5.7 No agreement will be made by the Managing Broker-Dealer with any person permitting the resale, repurchase or distribution of the Shares purchased by such person.

5.8 The Managing Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company that the Managing Broker-Dealer has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of the Shares.

5.9 In the event the Managing Broker-Dealer becomes a Selling Group Member, the Managing Broker-Dealer shall comply with all requirements of the Selling Group Members as set forth in the Soliciting Dealer Agreement.

5.10 The Managing Broker-Dealer hereby represents and warrants as of the Effective Date to the Company that none of the Managing Broker-Dealer nor any of its executive officers, directors, general partners, managing members, or officers involved in the Offering or persons who own 20% or more of the Managing Broker-Dealer:

5.10.1 Has been convicted, within 10 years of the Effective Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

5.10.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Effective Date, that restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

5.10.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of the Effective Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency or officer;

(ii) Engaging in the business of securities, insurance or banking; or

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the Effective Date.

5.10.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of the Effective Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

5.10.5 Is subject to any order of the SEC entered within 5 years before the Effective Date, as of the date hereof, that orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

5.10.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

5.10.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of the Effective Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, on the Effective Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

5.10.8 Is subject to a United States Postal Service false representation order entered within 5 years before the Effective Date, or is, on the Effective Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

The representations and warranties made in this Section 5 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Managing Broker-Dealer will immediately notify the Company in writing of the fact which makes the representation or warranty untrue.

6. Compensation. Subject to Section 9, as compensation for services rendered by the Managing Broker-Dealer under this Agreement, the Managing Broker-Dealer will be entitled to receive from Cottonwood Management, as appropriate:

6.1 A selling commission up to 6.0% of the purchase price of the Shares sold by the Managing Broker-Dealer (the “Total Sales”), which it will re-allow to the Selling Group Members; provided, however, that this amount will be reduced to the extent a lower commission rate is negotiated with a Selling Group Member and the commission rate will be the lower agreed upon rate.

6.2 A placement fee equal to 0.5% of the Total Sales.

6.3 A wholesaler fee in an amount up to 1.25% of the Total Sales, which will be re-allowed, in whole or in part, to certain wholesalers, some of which are internal to the Company and its Affiliates.

6.4 The Managing Broker-Dealer may also sell the Shares as part of the Selling Group, thereby becoming entitled to selling commissions.

Notwithstanding the above, if a sale of Shares has been made by a registered investment advisor, the Managing Broker Dealer will only be entitled to receive the placement fee set forth in Section 6.2 and shall not be entitled to receive the fees described in Section 6.1, 6.3 and 6.4.

In addition, notwithstanding the foregoing provisions of this Section 6, the Company reserves the right, in its sole discretion, to refuse to accept any or all Subscription Agreements tendered by the Managing Broker-Dealer and/or to terminate the Offering of the Shares at any time before the Offering Termination Date.

7. Expense Allowances. Subject to Section 9, in addition to the compensation described in Section 6, Cottonwood Management will pay the Managing Broker-Dealer for sales of the Shares, 1.25% of the Total Sales as a non-accountable marketing and due diligence allowance which the Managing Broker-Dealer may re-allow, in whole or in part, to the Selling Group Members. Cottonwood Management will also pay the Managing Broker-Dealer 1.25% of the purchase price of the Shares sold to any registered investment advisors as a non-accountable marketing and due diligence allowance.

8. Offering. The Offering of the Shares shall be at the offering price and upon the terms and conditions set forth in the Offering Statement (including any supplemental Offering Statements) and the exhibits and appendices thereto.

9. Conditions to Payment of Commissions, Allowances and Expense Reimbursements.

9.1 No selling commissions, allowances or expense reimbursements or other compensation will be payable with respect to any Subscription Agreements that are rejected by the Company, or if the Company terminates the Offering for any reason whatsoever. No selling commissions, allowances, expense reimbursements or other compensation will be payable to the Managing Broker-Dealer with respect to any sale of the Shares by the Managing Broker-Dealer unless and until such time as the Company has received the total proceeds of any such sale.

9.2 Except as provided in Section 17, all other expenses incurred by the Managing Broker-Dealer in the performance of the Managing Broker-Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering of the Shares and any attorneys’ fees, shall be at the Managing Broker-Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

10. Indemnification by the Company.

10.1 Subject to the conditions set forth below, the Company, with respect to the Offering, agrees to indemnify and hold harmless Cottonwood Management, the Managing Broker-Dealer and the Selling Group Members and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “MBDSD Parties”) against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

10.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, (as from time to time amended and supplemented), or in any application or other document filed in any jurisdiction in order to qualify the Shares under or exempt the Offering of the Shares from the registration or qualification requirements of the securities laws thereof unless any of the MBDSD Parties know such statement to be untrue;

10.1.2 The omission or alleged omission from the Offering Statement (as from time to time amended and supplemented) of a material fact required to be stated therein or necessary to make the statements therein not misleading unless any of the MBDSD Parties know such statement to be untrue;

10.1.3 The failure of the Company as a result of its acts or omissions to comply with any of the applicable provisions of the Securities Act, Regulation A or the regulations thereunder, or any applicable state laws or regulations;

10.1.4 Any verbal or written representations made in connection with the Offering by the Company in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

10.1.5 The breach by the Company of any term, condition, representation, warranty or covenant in this Agreement.

10.2 If any action is brought against any of the MBDSD Parties in respect of which indemnity may be sought hereunder, the Managing Broker-Dealer or the Selling Group Members, as the case may be, shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action; provided, however, that the failure to notify the Company shall not affect the provisions in this Section 10 except to the extent such failure to notify the Company has a material and adverse effect on the defense of such claims. The affected MBDSD Parties shall have the right to employ counsel in any such case. The fees and expenses of such counsel shall be at the Company’s expense and authorized in writing by the Company.

10.3 The Company agrees to promptly notify the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Company or any of its respective managers, members, partners, officers, employees, agents, attorneys and accountants in connection with the Offering.

10.4 The indemnity provided to the Managing Broker-Dealer pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer, or any omission or alleged omission of a material fact required to be disclosed by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer.

10.5 The indemnity provided to the Selling Group Member pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member.

11. Indemnification by the Managing Broker-Dealer.

11.1 Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify and hold harmless the Company, Cottonwood Management and the Selling Group Members and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “CSGM Parties”), against any and all Loss arising out of or based upon:

11.1.1 Any verbal or written representations in connection with the Offering made by the Managing Broker-Dealer in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

11.1.2 Any misrepresentation contained in any sales or other materials provided by the Managing Broker-Dealer to the Selling Group Members;

11.1.3 The Managing Broker-Dealer’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the applicable requirements and rules of FINRA, or any applicable state laws or regulations; or

11.1.4 The breach by the Managing Broker-Dealer of any term, condition, representation, warranty, or covenant of this Agreement.

11.2 If any action is brought against the CSGM Parties in respect of which indemnity may be sought hereunder, the Company or the Selling Group Members shall promptly notify the Managing Broker-Dealer in writing of the institution of such action, and the Managing Broker-Dealer shall assume the defense of such action; provided, however, that the failure to notify the Managing Broker-Dealer shall not affect the provisions in this Section 11 except to the extent such failure to notify the Managing Broker-Dealer has a material and adverse effect on the defense of such claims. The affected CSGM Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Managing Broker-Dealer’s expense and authorized in writing by the Managing Broker-Dealer, provided that the Managing Broker-Dealer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

11.3 The Managing Broker-Dealer agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of its managers, members, partners, officers, employees, agents, attorneys and accountants in connection with the Offering.

11.4 The indemnity provided to the Company and Cottonwood Management pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or Cottonwood Management or any agent of the Company (other than the Managing Broker-Dealer), or any omission or alleged omission of a material fact required to be disclosed by the Company or Cottonwood Management or any agent of the Company or Cottonwood Management (other than the Managing Broker-Dealer).

11.5 The indemnity provided to the Selling Group Member pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member.

12. Indemnification by the Selling Group Member.

12.1 Subject to the conditions set forth below, each Selling Group Member agrees to indemnify and hold harmless the Company, Cottonwood Management and the Managing Broker-Dealer and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “CMBD Parties”), against any and all Loss arising out of or based upon:

12.1.1 Any verbal or written representations in connection with the Offering made by such Selling Group Member, its employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

12.1.2 Any use of sales materials or use of unauthorized verbal representations by such Selling Group Member, its employees or affiliates concerning the Offering in violation of the Soliciting Dealer Agreement or otherwise;

12.1.3 Such Selling Group Member’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the applicable requirements and rules of FINRA, or any applicable state laws or regulations;

12.1.4 The breach by such Selling Group Member of any term, condition, representation, warranty, or covenant of the Soliciting Dealer Agreement; or

12.1.5 The failure by any Subscriber of a Share to comply with the Investor Suitability Requirements set forth in the section captioned “Suitability Standards” in the Offering Statement.

12.2 If any action is brought against the CMBD Parties in respect of which indemnity may be sought hereunder, the Company or the Managing Broker-Dealer shall promptly notify the applicable Selling Group Member in writing of the institution of such action, and the Selling Group Member shall assume the defense of such action; provided, however, that the failure to notify the Selling Group Member shall not affect the provisions in this Section 12 except to the extent such failure to notify the Selling Group Member has a material and adverse effect on the defense of such claims. The affected CMBD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at such Selling Group Member’s expense and authorized in writing by such Selling Group Member, provided that such Selling Group Member will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

12.3 The Selling Group Member agrees to promptly notify the Company and the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member’s officers, directors, partners, affiliates or agents in connection with the Offering.

12.4 The indemnity provided to the Managing Broker-Dealer pursuant to this Section 12 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer, or any omission or alleged omission of a material fact required to be disclosed by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer.

12.5 The indemnity provided to the Company pursuant to this Section 12 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any agent of the Company (other than the Managing Broker-Dealer), or any omission or alleged omission of a material fact required to be disclosed by the Company or any agent of the Company (other than the Managing Broker-Dealer).

13. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 10, 11 and 12 is for any reason held to be unavailable from the Company, the Managing Broker-Dealer or the Selling Group Members, as the case may be, the Company, the Managing Broker-Dealer and the Selling Group Members shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, the Managing Broker-Dealer and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants in connection with the events described in Sections 10, 11 and 12, as the case may be, which resulted in such Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Managing Broker-Dealer and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The parties and any person who controls the Managing Broker-Dealer shall also have rights to contribution under this Section 13.

14. Compliance. All actions, direct or indirect, by the Managing Broker-Dealer and its agents, members, employees and affiliates, shall conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules and regulations, and (ii) applicable requirements and rules of FINRA.

15. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

15.1 Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

15.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

15.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

15.4 Survivability. The provisions of this Section 15 shall survive the termination of this Agreement.

16. Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Company, including the indemnity agreements contained in Sections 10, 11 and 12 and the contribution agreements contained in Section 13 shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Company and/or any controlling person, and shall survive the sale of, and payment for, the Shares.

17. Costs of Offering. Except for the compensation payable to the Managing Broker-Dealer described in Section 6 and the allowances and reimbursements described in Section 7, which are the sole obligations of Cottonwood Management, the Managing Broker-Dealer will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Managing Broker-Dealer’s counsel. Cottonwood Management agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses of the Company incident to filings with federal and state regulatory authorities and to the exemption of the Shares under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Offering Statement and any amendment or supplement thereto.

18. Termination. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties. Such termination shall not affect the indemnification agreements set forth in Sections 10, 11 and 12 or the contribution agreements set forth in Section 13.

19. Governing Law. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Utah without regard to conflict of law provisions.

20. Dispute Resolution. Any controversy arising out of or related to this Agreement or the breach thereof shall be settled by arbitration in Salt Lake County, Utah, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he desires that a matter be arbitrated. If the parties are unable within such 30 day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Salt Lake County office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney’s fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each party shall be entitled to discovery. Any action not resolved pursuant to the foregoing shall be brought only in a court of competent jurisdiction located in Salt Lake County, Utah.

21. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

22. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

23. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

24. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Managing Broker-Dealer, shall be mailed or delivered to Orchard Securities, LLC, 401 South 850 East, Suite C1, Lehi, Utah 84043, if sent to the Company shall be mailed or delivered to Cottonwood Multifamily REIT II, Inc., 6340 South 3000 East, Suite 500, Salt Lake City, UT 84121, if sent to Cottonwood Management shall be mailed or delivered to Cottonwood Capital Property Management II, LLC, 6340 South 3000 East, Suite 500, Salt Lake City, UT 84121. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

25. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 10, 11, 12 and 13, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

26. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

27. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

28. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

29. Confirmation. The Company agrees to confirm all orders for purchase of Shares that are accepted by the Company and provide such confirmation to the Managing Broker-Dealer and the Selling Group Members. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

30. Due Diligence. The Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Managing Broker-Dealer to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Managing Broker-Dealer will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the Managing Broker-Dealer and/or the Selling Group Members in connection with their due diligence review of the Offering are confidential and shall be maintained as confidential and not disclosed by the Managing Broker-Dealer or the Selling Group Members except to the extent such information is disclosed in the Offering Statement.

If the foregoing correctly sets forth the understanding between the Managing Broker-Dealer, the Company and Cottonwood Management, please so indicate in the space provided below for that purpose, and return one of the signed copies of this letter agreement to the Company whereupon this letter agreement shall constitute a binding agreement among us.

Very truly yours,

COTTONWOOD MULTIFAMILY REIT II, INC., a Maryland corporation

By:
Chad Christensen, President

AGREED AND ACCEPTED:

ORCHARD SECURITIES, LLC, a Utah limited liability company

By:

Its:

Commission checks to be sent to:

Name:	Orchard Securities, LLC
Address:	401 South 850 East, Suite C1
Lehi, Utah 84043

COTTONWOOD CAPITAL PROPERTY MANAGEMENT II, LLC, a Delaware limited liability company

By:
Gregg Christensen, Executive Vice President

EXHIBIT A

SOLICITING DEALER AGREEMENT